As filed with the Securities and Exchange Commission on February 6, 1997.






                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of

                     The Securities Exchange Act of 1934

                     Date of Report:  January 30, 1997
                       (Date of earliest event reported)




Commission        Registrant; State of Incorporation;   I.R.S. Employer
File Number        Address; and Telephone Number        Identification No.



  1-9130          CENTERIOR ENERGY CORPORATION             34-1479083
                  (An Ohio Corporation)
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 447-3100


  1-2323          THE CLEVELAND ELECTRIC                   34-0150020
                  ILLUMINATING COMPANY
                  (An Ohio Corporation)
                  c/o Centerior Energy Corporation
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 622-9800


  1-3583          THE TOLEDO EDISON COMPANY                34-4375005
                  (An Ohio Corporation)
                  300 Madison Avenue
                  Toledo, Ohio  43652
                  Telephone (419) 249-5000








This combined Form 8-K is separately filed by Centerior Energy Corporation ("Centerior"), The Cleveland Electric Illuminating Company ("Cleveland Electric") and The Toledo Edison Company ("Toledo Edison"). Centerior, Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Companies". Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Operating Companies". Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to either or both of the Operating Companies is also attributed to Centerior.

Centerior has made forward-looking statements in this Form 8-K regarding the merger with Ohio Edison Company ("Ohio Edison") herein referred to and the associated regulatory plan, which statements are subject to risks and uncertainties, including the impact on the Companies if: (1) competitive pressure in the electric utility industry increases significantly;(2) state and federal regulatory initiatives are implemented that increase competition, threaten costs and investment recovery and impact rate structures; (3) the effects of unanticipated events on the Operating Companies' expectations regarding cost recovery over the regulatory plan period or on the carrying value of regulatory assets and on the Operating Companies' ability to continue to comply with the provisions of SFAS 71 (as defined herein) cause an impairment of property, plant and equipment or variances from the amounts disclosed; (4) expected cost savings from the merger cannot be fully realized; (5) costs or difficulties related to the integration of the business of Ohio Edison and Centerior are greater than expected; or (6) general economic conditions, either nationally or in the area in which the combined company will be doing business, are less favorable than expected.

Item 5.  Other Events

Rate Reduction and Economic Development Plan. For additional information relating to this topic, see "Item 5. Other Events - Merger with Ohio Edison Company" in the Companies' combined Current Report on Form 8-K dated September 13, 1996 and "NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED) - (8) Commitments and Contingencies" in the Companies' combined Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

The Regulatory Plan

On January 30, 1997, The Public Utilities Commission of Ohio ("PUCO") approved a comprehensive Rate Reduction and Economic Development Plan ("Plan") for Cleveland Electric and Toledo Edison. The Plan takes effect only upon consummation of the merger of Centerior with Ohio Edison ("Merger"), pursuant to which a new holding company called FirstEnergy Corp. ("FirstEnergy") would be formed.

The Plan provides that Cleveland Electric and Toledo Edison will not increase base rates prior to 2006 (except to comply with any significant changes in environmental, regulatory or tax laws). Reductions in residential electric bills of $3 a month will begin six months after the Merger, increasing to $4 a month on July 1, 2000, and then to $5 a month from July 1, 2001, through the year 2005. The Plan also provides interim rate reductions for certain commercial customers of about $4.5 million per year; an extension through 2005 of incentive rates to companies that




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expand or locate in the Toledo Edison service area, and new incentive rates through 2005 for companies that expand or locate in the Cleveland Electric service area; an earnings cap through 2005 that, as explained below, would enable customers to share in any additional benefits from the Merger; and a commitment by FirstEnergy to reduce by $2 billion, for regulatory purposes, nuclear and regulatory assets of Cleveland Electric and Toledo Edison through 2005 resulting from amounts that have been revalued, amortized and/or depreciated on an accelerated basis. The Plan permits Cleveland Electric and Toledo Edison to dispose of generating assets and to enter into associated power purchase arrangements in order to comply with its provisions. By the end of 2005, net investment in nuclear and regulatory assets is expected to be reduced, for regulatory purposes, to approximately $1.8 billion from its current level of $6.2 billion.

Effective January 1, 2006, base rates for all customers of Cleveland Electric and Toledo Edison will be reduced by $310 million annually, which represents a decrease of approximately 15% from current levels. This decrease includes a 20% reduction for residential customers. In addition to incentive rates, the Plan further promotes economic development by providing a $75-million economic development loan/lease program to help attract and retain customers and create new jobs, as well as an energy efficiency program that would make available up to $30 million to help residential customers use electricity more efficiently.

Under the Plan's earnings cap, Cleveland Electric and Toledo Edison will be permitted to earn up to an 11.5% return on common equity (as defined under the Plan) during calendar years prior to 2000, 12% during calendar years 2000 and 2001, and 12.59%, the return granted in their last rate proceeding, during calendar years after 2001. If for any calendar year the actual return exceeds the specified level, the excess will be credited to customers first through a reduction in the Percentage of Income Payment Plan arrearages and then as a credit to base rates.

Total rate savings for Cleveland Electric and Toledo Edison customers of about $390 million are anticipated over the term of the Plan, as summarized below, excluding potential economic development benefits and assuming that the Merger closes on December 31, 1997 (in millions).


          1998   1999   2000   2001   2002   2003   2004   2005
           $21    $37    $43    $54    $59    $59    $59    $59


FirstEnergy believes that the Plan would not provide for the full recovery of costs associated with Cleveland Electric and Toledo Edison nuclear operations. Explicit recognition of that circumstance by the PUCO is contained in its order approving the Plan. Accordingly, FirstEnergy expects Cleveland Electric and Toledo Edison to discontinue the application of Statement of Financial Accounting Standards No. 71("SFAS 71") for their nuclear operations if and when consummation of the Merger becomes probable. The remainder of their business would be
expected to continue to comply with the provisions of SFAS 71.   As a
result, Cleveland Electric and Toledo Edison would be required to write off certain of their regulatory assets, the amounts of which will be determined at the time of discontinuance; the resulting charge to earnings would be reflected prior to consummation of the Merger. FirstEnergy estimates that at December 31, 1996, the write-off would have been approximately $750 million. Nuclear generating units are not expected to be impaired at Cleveland Electric and Toledo Edison. If



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events cause Cleveland Electric and/or Toledo Edison to conclude they no longer meet the criteria for applying SFAS 71 for the remainder of their business, they would be required to write off their remaining regulatory assets and measure all other assets for impairment.


Notwithstanding the Merger and the discussions with the PUCO concerning the effect of the Plan on Centerior's nuclear generating assets, Cleveland Electric and Toledo Edison each believe it is reasonable to assume that rates will be set at levels that will recover all current and anticipated costs associated with their nuclear operations, including all associated regulatory assets, and such rates can be charged to and collected from customers.






































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                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    CENTERIOR ENERGY CORPORATION
                                    Registrant




                                    THE CLEVELAND ELECTRIC ILLUMINATING
                                    COMPANY
                                    Registrant




                                    THE TOLEDO EDISON COMPANY
                                    Registrant




                                By:  JANIS T. PERCIO
                                     Janis T. Percio,
                                     Secretary of each Registrant










February 6, 1997

















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